EXHIBIT 1

JOINT FILING AGREEMENT

This will confirm the agreement by and among the undersigned that the Amendment No. 2 to Schedule 13D filed on or about this date and any further amendments thereto, with respect to beneficial ownership by the undersigned of shares of common stock, $.01 par value per share, of LodgeNet Interactive Corporation, is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934.  This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: April 8, 2010
Victorian Capital LP, Incorporated

By: Pension Corporation Co-Investment (GP) Limited
its General Partner

		By:	/s/ Christine Whitehorne
			Name:	Christine Whitehorne
			Title:	Director

Pension Corporation Co-Investment (GP) Limited

	By:	/s/ Christine Whitehorne
		Name:	Christine Whitehorne
		Title:	Director

The Truell Charitable Foundation

	By:	/s/ Kim Gozzett
		Name:	Kim Gozzett
		Title:	Chief Executive